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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of


FelCor Suite Hotels, Inc.



     We consent to the incorporation by reference in Amendment No. 1 to the registration statement of FelCor Suite Hotels, Inc. on Form S-4 (File No. 333-50509) of our report dated January 20, 1998, except for Note 14 as to which the date is February 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of FelCor Suite Hotels, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995 and our report dated March 13, 1998, on our audits of the consolidated financial statements of DJONT Operations, L.L.C. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995 which reports are incorporated by reference herein. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data".


                                              /s/ COOPERS & LYBRAND L.L.P.

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                                                  Coopers & Lybrand L.L.P.


Dallas, Texas

May 29, 1998

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